Exhibit 3.2

                           SECOND AMENDED AND RESTATED

                                     BYLAWS

                                       OF
                          ALTIGEN COMMUNICATIONS, INC.
                            (a Delaware corporation)

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I CORPORATE OFFICES...................................................1

         1.1      REGISTERED OFFICE...........................................1
         1.2      OTHER OFFICES...............................................1

ARTICLE II MEETINGS OF STOCKHOLDERS...........................................1

         2.1      PLACE OF MEETINGS...........................................1
         2.2      ANNUAL MEETING..............................................1
         2.3      SPECIAL MEETING.............................................2
         2.4      NOTICE OF STOCKHOLDERS' MEETINGS............................2
         2.5      MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE................2
         2.6      QUORUM......................................................2
         2.7      ADJOURNED MEETING; NOTICE...................................3
         2.8      VOTING......................................................3
         2.9      WAIVER OF NOTICE............................................3
         2.10     RECORD DATE FOR STOCKHOLDER NOTICE; VOTING..................4
         2.11     PROXIES.....................................................4
         2.12     LIST OF STOCKHOLDERS ENTITLED TO VOTE.......................4
         2.13     NOMINATIONS AND PROPOSALS...................................5
         2.14     INSPECTORS OF ELECTION......................................6

ARTICLE III DIRECTORS.........................................................7

         3.1      POWERS......................................................7
         3.2      NUMBER OF DIRECTORS.........................................7
         3.3      ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.....7
         3.4      RESIGNATION AND VACANCIES...................................8
         3.5      PLACE OF MEETINGS; MEETINGS BY TELEPHONE....................9
         3.6      REGULAR MEETINGS............................................9
         3.7      SPECIAL MEETINGS; NOTICE....................................9
         3.8      QUORUM......................................................9
         3.9      WAIVER OF NOTICE...........................................10
         3.10     ADJOURNED MEETING; NOTICE..................................10
         3.11     BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING..........10
         3.12     FEES AND COMPENSATION OF DIRECTORS.........................10
         3.13     APPROVAL OF LOANS TO OFFICERS..............................10
         3.14     REMOVAL OF DIRECTORS.......................................11
         3.15     CLASSES OF DIRECTORS.......................................11

ARTICLE IV COMMITTEES........................................................11

         4.1      COMMITTEES OF DIRECTORS....................................11
         4.2      COMMITTEE MINUTES..........................................12
         4.3      MEETINGS AND ACTION OF COMMITTEES..........................12

ARTICLE V OFFICERS...........................................................13

         5.1      OFFICERS...................................................13
         5.2      ELECTION OF OFFICERS.......................................13
         5.3      SUBORDINATE OFFICERS.......................................13
         5.4      REMOVAL AND RESIGNATION OF OFFICERS........................13
         5.5      VACANCIES IN OFFICES.......................................14
         5.6      CHAIRMAN OF THE BOARD......................................14
         5.7      PRESIDENT..................................................14
         5.8      VICE PRESIDENT.............................................14
         5.9      SECRETARY..................................................14
         5.10     CHIEF FINANCIAL OFFICER....................................15
         5.11     ASSISTANT SECRETARY........................................15
         5.12     ADMINISTRATIVE OFFICERS....................................16
         5.13     AUTHORITY AND DUTIES OF OFFICERS...........................16

ARTICLE VI INDEMNITY.........................................................16

         6.1      INDEMNIFICATION OF DIRECTORS AND OFFICERS..................16
         6.2      INDEMNIFICATION OF OTHERS..................................17
         6.3      INSURANCE..................................................17

ARTICLE VII RECORDS AND REPORTS..............................................17

         7.1      MAINTENANCE AND INSPECTION OF RECORDS......................17
         7.2      INSPECTION BY DIRECTORS....................................18
         7.3      ANNUAL STATEMENT TO STOCKHOLDERS...........................18
         7.4      REPRESENTATION OF SHARES OF OTHER CORPORATIONS.............18

ARTICLE VIII GENERAL MATTERS.................................................18

         8.1      CHECKS.....................................................18
         8.2      EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS...........19
         8.3      STOCK CERTIFICATES; PARTLY PAID SHARES.....................19
         8.4      SPECIAL DESIGNATION ON CERTIFICATES........................20
         8.5      LOST CERTIFICATES..........................................20
         8.6      CONSTRUCTION; DEFINITIONS..................................20
         8.7      FISCAL YEAR................................................20

                                                                            PAGE
                                                                            ----

         8.8      SEAL.......................................................21
         8.9      TRANSFER OF STOCK..........................................21
         8.10     STOCK TRANSFER AGREEMENTS..................................21
         8.11     REGISTERED STOCKHOLDERS....................................21

ARTICLE IX AMENDMENTS........................................................21


ARTICLE X....................................................................22


ARTICLE XI...................................................................22

         11.1     APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES................22
         11.2     DUTIES OF CUSTODIAN........................................23

                       SECOND AMENDED AND RESTATED BYLAWS
                       ----------------------------------

                                       OF
                                       --

                          ALTIGEN COMMUNICATINS, INC.
                          ---------------------------
                            (a Delaware corporation)

                                    ARTICLE I

                                CORPORATE OFFICES
                                -----------------

      1.1   REGISTERED OFFICE

      The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wimington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

      1.2   OTHER OFFICES

      The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

      2.1   PLACE OF MEETINGS

      Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

      2.2   ANNUAL MEETING

      The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected and any other proper business may be transacted.

      2.3   SPECIAL MEETING

      A special meeting of the stockholders may be called at any time by the board of directors, by the chairman of the board, by the president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than fifty percent (50%) of the votes at that meeting.

      If a special meeting is called by any person or persons other than the board of directors, the president or the chairman of the board, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

      2.4   NOTICE OF STOCKHOLDERS' MEETINGS

      All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than ninety (90) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

      2.5   MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

      Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      2.6   QUORUM

      The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

      2.7   ADJOURNED MEETING; NOTICE

      When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      2.8   VOTING

      The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.10 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

      Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder and stockholders shall not be entitled to cumulate their votes in the election of directors or with respect to any matter submitted to a vote of the stockholders.

      2.9   WAIVER OF NOTICE

      Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

      2.10  RECORD DATE FOR STOCKHOLDER NOTICE; VOTING

      For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or other lawful purpose (other than the expression of consent to corporate action in writing without a meeting) the directors may fix, in advance, a record date, which, in the case of a meeting of stockholders, shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and the record date for determining stockholders for any other purpose pursuant to this Section 2.10 shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

      2.11  PROXIES

      Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

      2.12  LIST OF STOCKHOLDERS ENTITLED TO VOTE

      The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      2.13  NOMINATIONS AND PROPOSALS

      Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation,

            (a)   nominations for the election of directors, and

            (b)   business proposed to be brought before any stockholder meeting may be made by the board of directors or proxy committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally if such nomination or business proposed is otherwise proper business before such meeting. However, any such stockholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such stockholder has given timely notice in proper written form of their intent to make such nomination or nominations or to propose such business. To be timely, such stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the date specified in the corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made. To be in proper form, a stockholder's notice to the secretary shall set forth:

                  (i) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

                  (ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

                  (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

                  (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and

                  (v) if applicable, the consent of each nominee to serve as director of the corporation if so elected.

      The chairman of the meeting shall refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

      2.14  INSPECTORS OF ELECTION

      Before any meeting of stockholders, the board of directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to the request of one (1) or more stockholders or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

         Such inspectors shall:

            (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

            (b)   receive votes, ballots or consents;

            (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

            (d)   count and tabulate all votes or consents;

            (e)   determine when the polls shall close;

            (f)   determine the result; and

            (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

                                  ARTICLE III

                                    DIRECTORS

      3.1   POWERS

      Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

      3.2   NUMBER OF DIRECTORS

      The authorized number of directors shall be seven (7). This number may be changed by a duly adopted amendment to the certificate of incorporation or by an amendment to this bylaw adopted by the vote or written consent of the holders of a majority of the stock issued and outstanding and entitled to vote or by resolution of a majority of the board of directors.

      No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

      3.3   ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

      Except as provided in the certificate of incorporation and Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

      Elections of directors need not be by written ballot.

      3.4   RESIGNATION AND VACANCIES

      Any director may resign at any time upon written notice to the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

      Unless otherwise provided in the certificate of incorporation or these bylaws:

                  (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

                  (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

      If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

      If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

      3.5   PLACE OF MEETINGS; MEETINGS BY TELEPHONE

      The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

      Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

      3.6   REGULAR MEETINGS

      Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

      3.7   SPECIAL MEETINGS; NOTICE

      Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two (2) directors.

      Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

      3.8   QUORUM

      At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

      3.9   WAIVER OF NOTICE

      Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

      3.10  ADJOURNED MEETING; NOTICE

      If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

      3.11  BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

      Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

      3.12  FEES AND COMPENSATION OF DIRECTORS

      Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

      3.13  APPROVAL OF LOANS TO OFFICERS

      The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

      3.14  REMOVAL OF DIRECTORS

      Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

      No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

      3.15  CLASSES OF DIRECTORS

      Following the closing of the corporation's initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock of the corporation (the "Initial Public Offering"), the Directors, shall be divided into three classes designated as Class I, Class II and Class III, respectively. Such Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III Directors shall expire and Class III Directors shall be elected a full term of three years. At each succeeding annual meeting of stockholders, such Directors shall be elected for a full term of three years to succeed the Directors of the class whose terms expire at such annual meeting.

                                   ARTICLE IV

                                   COMMITTEES

      4.1   COMMITTEES OF DIRECTORS

      The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

      4.2   COMMITTEE MINUTES

      Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

      4.3   MEETINGS AND ACTION OF COMMITTEES

      Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section
3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum),
Section 3.9 (waiver of notice), Section 3.10 (adjournment and notice of adjournment), and Section 3.11 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                   ARTICLE V

                                    OFFICERS

      5.1   OFFICERS

      The officers of the corporation shall be a president, one or more vice presidents, a secretary, and a treasurer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more assistant vice presidents, assistant secretaries, assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of
Section 5.3 of these bylaws. Any number of offices may be held by the same person.

      5.2   ELECTION OF OFFICERS

      The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

      5.3   SUBORDINATE OFFICERS

      The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

      5.4   REMOVAL AND RESIGNATION OF OFFICERS

      Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

      Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

      5.5   VACANCIES IN OFFICES

      Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

      5.6   CHAIRMAN OF THE BOARD

      The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in
Section 5.7 of these bylaws.

      5.7   PRESIDENT

      Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

      5.8   VICE PRESIDENT

      In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

      5.9   SECRETARY

      The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

      The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

      The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

      5.10  CHIEF FINANCIAL OFFICER

      The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

      The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

      5.11  ASSISTANT SECRETARY

      The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

      5.12  ADMINISTRATIVE OFFICERS

      In addition to the officers of the corporation as provided in Section 5.1 of these bylaws and such subordinate officers as may be appointed in accordance with Section 5.3 of these bylaws, there may also be such Administrative Officers of the corporation as may be designated and appointed from time to time by the president of the corporation. Administrative Officers shall perform such duties and have such powers as from time to time may be determined by the president or the board of directors in order to assist the officers in the furtherance of their duties. In the performance of such duties and the exercise of such powers, however, such Administrative Officers shall have limited authority to act on behalf of the corporation as the board of directors shall establish, including but not limited to limitations on the dollar amount and on the scope of agreements or commitments that may be made by such Administrative Officers on behalf of the corporation, which limitations may not be exceeded by such individuals or altered by the president without further approval by the board of directors.

      5.13  AUTHORITY AND DUTIES OF OFFICERS

      In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.

                                   ARTICLE VI

                                    INDEMNITY

      6.1   INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

      6.2   INDEMNIFICATION OF OTHERS

      The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

      6.3   INSURANCE

      The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.

                                  ARTICLE VII

                               RECORDS AND REPORTS

      7.1   MAINTENANCE AND INSPECTION OF RECORDS

      The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

      Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

      7.2   INSPECTION BY DIRECTORS

      Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

      7.3   ANNUAL STATEMENT TO STOCKHOLDERS

      The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

      7.4   REPRESENTATION OF SHARES OF OTHER CORPORATIONS

      The chairman of the board, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                  ARTICLE VIII

                                 GENERAL MATTERS

      8.1   CHECKS

      From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

      8.2   EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

      The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

      8.3   STOCK CERTIFICATES; PARTLY PAID SHARES

      The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

      8.4   SPECIAL DESIGNATION ON CERTIFICATES

      If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      8.5   LOST CERTIFICATES

      Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

      8.6   CONSTRUCTION; DEFINITIONS

      Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

      8.7   FISCAL YEAR

      The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

      8.8   SEAL

      This corporation may have a corporate seal, which may be adopted or altered at the pleasure of the board of directors, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

      8.9   TRANSFER OF STOCK

      Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

      8.10  STOCK TRANSFER AGREEMENTS

      The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

      8.11  REGISTERED STOCKHOLDERS

      The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE IX

                                   AMENDMENTS

      The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

                                   ARTICLE X

                                   DISSOLUTION

      If it should be deemed advisable in the judgment of the board of directors of the corporation that the corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

      At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of
Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such certificate's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved.

      Whenever all the stockholders entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of directors or stockholders shall be necessary. The consent shall be filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such consent's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved. If the consent is signed by an attorney, then the original power of attorney or a photocopy thereof shall be attached to and filed with the consent. The consent filed with the Secretary of State shall have attached to it the affidavit of the secretary or some other officer of the corporation stating that the consent has been signed by or on behalf of all the stockholders entitled to vote on a dissolution; in addition, there shall be attached to the consent a certification by the secretary or some other officer of the corporation setting forth the names and residences of the directors and officers of the corporation.

                                   ARTICLE XI

                                    CUSTODIAN

      11.1  APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES

      The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the corporation is insolvent, to be receivers, of and for the corporation when: (a) at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors; or (b) the business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that the required vote for action by the board of directors cannot be obtained and the stockholders are unable to terminate this division; or (c) the corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

      11.2  DUTIES OF CUSTODIAN

      The custodian shall have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of Delaware, but the authority of the custodian shall be to continue the business of the corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the General Corporation Law of Delaware.